Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Numbers 333-104445, 333-122514, 333-150355) pertaining to Renasant Bank 401(k) Plan of our report dated June 24, 2008 relating to the financial statements and schedules of Renasant Bank 401(k) Plan for the plan years ending December 31, 2007 and 2006 included in this Annual Report on Form 11-K.

/s/ T. E. Lott & Company

Columbus, Mississippi

June 24, 2008